Exhibit 3.112

BY-LAWS

-of -

ARKWIN INDUSTRIES, INC.

AS AMENDED AUGUST 21, 2012

ARTICLE I. SHAREHOLDERS’ MEETING

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the third Tuesday of August of each year, at 10:00 o’clock in the forenoon, at the principal office of the corporation, or such places within or without the State of New York as the Board of Directors shall authorize. If such date should be on a legal holiday, the meeting shall be held on the next secular day following, at the same hour. Notice of such meeting shall be given by the Secretary as required by law: by serving personally or by mailing not less than ten (10) days and not more than fifty (50) days previous to such meeting, postage prepaid, a copy of such notice, addressed to each shareholder of record. Any and all notices of such meeting may be waived by any shareholder by written waiver or by personal attendance thereat.

Section 2. Special Meetings. Special meetings of shareholders for any purpose other than those regulated by statute may be called by a resolution of the majority of the

Board of Directors or by the President upon not less than ten (10) days’ notice to each shareholder of record. Such notice shall be given by the Secretary and shall contain a statement of the business to be transacted at such meeting. It shall be served personally or sent by mail addressed to each such shareholder of record at his last known Post Office address.

Notice of special meeting may be waived by any shareholder by written waiver or by personal attendance thereat.

Section 3. Voting. Shareholders entitled to vote at meetings may do so in person or by proxy appointed by an instrument in writing subscribed by the shareholder or by his duly authorized attorney. Each shareholder shall be entitled to one vote for each share of voting stock registered in his name on the books of the company.

Section 4. Proxies. Every proxy must be executed in writing by the shareholder or by his attorney in fact. No proxy shall be valid after the expiration of eleven (11) months after the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law.

Section 5. Quorum. The holders of at least a majority of the issued and outstanding shares of common stock, present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of any business or specified item of business, except as otherwise provided by statute. However, a lesser number when not constituting a quorum may adjourn a stated meeting to a date certain by giving five (5) days’ written notice to the other shareholders of such adjourned meeting.

Section 6. Manner of Voting at Shareholders’ Meeting. At all meetings of shareholders, except as otherwise expressly provided by the Certificate of Incorporation (and any amendments thereto then in effect) or by statute, the voting shall be determined by a majority vote of the shares of common stock held by shareholders present in person or by proxy.

Section 7. Written Consent in Lieu of Meeting. Whenever under the laws of the State of New York shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

ARTICLE II. DIRECTORS

Section 1. The Board of Directors shall consist of not less than two (2) nor more than fifteen (15) directors, all of whom shall be of full age. Directors shall be elected at the annual meeting of the shareholders and each director shall be elected to serve for one year and until his successor shall be elected and shall qualify. The directors shall have power from time to time, and at any time, when the shareholders as such are not assembled in a meeting, regular or special, to increase or decrease their own number within the limits set forth herein. If the number of directors be increased, the additional directors may be elected by a majority of the directors in office at the time of such increase, or, if not so elected prior to the next annual meeting of the shareholders, such additional directors shall be elected at the next annual meeting of the shareholders. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2. If the office of any director or directors becomes vacant for any reason, the directors in office shall choose a successor or successors who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next annual meeting of shareholders. Any director may be removed either with or without cause, at any time, by vote of the shareholders at any meeting called for that purpose.

Section 3. The business of this corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws required to be exercised or done by the shareholders.

Section 4. The directors may hold their meetings at the office of the corporation, or at such other places either within or without the State of New York, as they may from time to time determine.

Section 5. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

Section 6. Special meetings of the Board may be called by the Chief Executive Officer or President on not less than two (2) days’ notice to each director either personally or by mail or by wire; special meetings shall be called by the President or Secretary in a like manner on the written request of two (2) directors. Notice of meeting may be waived by any director by written waiver or by personal attendance thereat.

Section 7. At any meeting at which every member of the Board of Directors shall be present, though held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

Section 8. At all meetings of the Board the presence of a majority of the entire number of directors shall be necessary to constitute a quorum and sufficient for the transaction of business.

Section 9. Any act of a majority present at a meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these by-laws.

Section 10. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and the expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE III. COMMITTEES

Section 1. Designation. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members one or more committees, each consisting of two or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board. However, no such committee shall have authority as to any of the following matters

(a) the submission to shareholders of any action as to which shareholders’ authorization is required by law;

(b) the filling of vacancies in the Board of Directors or on any committee;

(c) the fixing of compensation of any director for serving on the Board or on any committee;

(d) the amendment or repeal of these by-laws; or the adoption of new by-laws:

(e) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

The Board may designate one or more directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee.

Section 2. Tenure; Reports. Each such committee shall serve at the pleasure of the Board. It shall keep minutes of its meetings and report the same to the Board.

ARTICLE IV. OFFICERS

Section 1. Number of Officers. The officers of the company shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and Secretary, and any officer may hold more than one office, except the offices of President and Secretary shall not be occupied by the same person. The Board of Directors may appoint such other officers, including one or more vice presidents, agents and employees as in their sole discretion they shall deem advisable.

Section 2. Election of Officers. The officers of the company shall be elected annually by the Board of Directors at a meeting held immediately after the annual meeting of shareholders and shall hold office for one year and until their successors have been duly elected and qualified.

Section 3. Removal of Officers. Any officer may be removed, with or without cause, at any time, at a special meeting of the Board called for that purpose at which a majority of the Directors are present.

Section 4. Chief Executive Officer (CEO). The CEO shall act as chairman at and call to order all meetings of directors and shareholders and regulate the order of business thereat, and he shall have power to call special meetings of the shareholders and Directors for any purpose or purposes, appoint and discharge, and fix the compensation, subject to the approval of the directors, of all employees and agents of the company, make and sign contracts and agreements in the name and behalf of the company; he shall see that the books, reports, statements and certificates required by the statute under which this company is organized or any other laws applicable thereto are properly kept, made and filed according to law; and he shall enforce these by-laws and generally do and perform all acts incident to the office of CEO, or which are authorized or required by law.

Section 5. President. The President shall act as Chief Operating Officer of the corporation and in the absence of the CEO shall act in his stead.

Section 6. Vice President. The Vice President, or, if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board, in the absence or disability of the CEO and President shall perform the duties and exercise the powers of the CEO and President, and generally shall assist the CEO and President and perform such duties as the CEO and President or the Board of Directors shall direct.

Section 7. The Secretary. The secretary shall:

(a) Keep the minutes of the meetings of the Board of Directors when requested and of the shareholders in appropriate books.

(b) Give and serve all notice of all meetings of the company.

(c) Be custodian of the records and of the seal of the company and affix the latter when required and may sign all certificates of stock, not countersigned by the Treasurer.

(d) Keep the stock and transfer books in such a manner as to show at any time the amount of capital stock, the manner and the time the same was paid for, the names of the owners thereof alphabetically arranged and their respective places of residence, or their Post Office addresses, the number of shares owned by each of them and the time at which each person became owner, and keep such stock and transfer book open daily during the usual business hours at the office of the company subject to the inspection of any person duly authorized, as prescribed by law.

(e) Lay before the Board of Directors at their stated meetings all communications addressed to him officially by the CEO or President or any officer or shareholder of the company, and attend to all correspondence incident to the office of Secretary.

Section 8. The Treasurer. The Treasurer shall:

(a) Have the care and custody of and be responsible for all the funds and securities of the company and deposit of such funds in the name of the company in such a bank and safe deposit vaults as the Directors may designate.

(b) Exhibit at all reasonable times his books and accounts to any Director of the company upon application at the office of the company during business hours.

(c) Have the right to countersign all certificates of stock signed by the CEO, President or Vice President.

(d) Render a statement of the condition of the finances of the company at each stated meeting of the Board of Directors if called upon to do so, and a full financial report at the annual meeting of the shareholders. He shall keep at the office of the corporation, correct books of account of all its business and transactions and such books of account as the Board of Directors may require. He shall do and perform all duties pertaining to the office of Treasurer.

Section 9. Duties of Officers May Be Delegated. In the case of the absence of any officer of the corporation or for any reason that the Board may deem sufficient, the Board may, except as specifically otherwise provided in these by-laws, delegate the powers or duties of such officers to any other officer or any director for the time being, provided a majority of the entire Board concur therein.

Section 10. Vacancies - How Filled. Should any vacancy occur by death, resignation or otherwise, the same shall be filled, without undue delay, by the Board of Directors at its next regular or at a special meeting called for that purpose.

ARTICLE V. SHARE CERTIFICATES

Section 1. The certificates for shares of the corporation shall be in such form as the Board of Directors shall determine, shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and shall bear the corporate seal. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or transfer clerk or a registrar, the signatures of any such officers may be facsimiles, engraved or printed. Every certificate shall state on the face thereof: (1) that the corporation is formed under the laws of New York; (2) the name of the person or persons to whom issued; and (3) the number and class of shares, and the designation of the series, if any, which such certificate represents. If the corporation is authorized to issue shares of more than one class, every certificate shall also state that the corporation will furnish to any shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and, if the corporation is authorized to issue any class of preferred shares any series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board to designate and fix the relative rights, preferences and limitations of other series.

Section 2. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office.

Section 4. The Board of Directors may fix a day and hour not more than fifty (50) days nor less than ten (10) days, prior to the date of any meeting of shareholders or prior to the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting as the time as of which shareholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent as the case may be.

Section 5. The Board of Directors may also fix a day and hour not exceeding fifty (50) days nor less than ten (10) days preceding the date fixed for the payment of any dividend or the making of any distribution or for the delivery of evidences of rights or interests as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, rights or interests.

Section 6. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

ARTICLE VI. GENERAL PROVISIONS

Section 1. Seal. The seal of the corporation shall be as follows: The name of the corporation, the year of its organization and the words “Corporate Seal, New York.” The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

Section 2. Dividends. The Board of Directors shall by vote declare dividends from the surplus of the corporation as provided and permitted by law, whenever in their opinion the condition of the corporation’s affairs will render it expedient for such dividends to be declared.

Section 3. Negotiable Instruments. All checks, notes or other negotiable instruments shall be signed on behalf of this corporation by such of the officers, agents and employees as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE VII. AMENDMENTS.

These by-laws, including the provisions thereof relating to change of number of directors, classification of directors, power to fill vacancies on the Board of Directors and power to remove directors, may be amended, altered or added to by the vote of the Board of Directors of this corporation at any regular meeting of said Board, or at a special meeting of Directors called for that purpose provided a quorum of the Directors is present at such regular or special meeting.

These by-laws, and any amendments thereto and new by-laws added by the directors may be amended, altered or replaced, by the shareholders at any annual or special meeting of the shareholders. Whenever any provision of these by-laws or any amendment thereto shall conflict with a provision in the Certificate of Incorporation (and any amendment thereto then in effect), the applicable provisions in such certificate (so amended) shall prevail and control.

ARTICLE VIII. INDEMNITY.

To the extent permitted by law

(a) The corporation shall indemnify, defend and hold harmless any person made a party to an action or proceeding by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer or employee of the corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of such action or proceeding, and

(b) The corporation shall indemnify, defend and hold harmless any person made or threatened to be made a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any

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director or officer or employee of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer or employee of the corporation, or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his conduct was unlawful.

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